Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8, File Nos. 333-98681, 333-116216,
333-133101, and 333-171047) pertaining to the ConocoPhillips Savings Plan of our report dated June 24, 2013, with respect to the financial statements and schedule of the ConocoPhillips Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2012.

/S/ ERNST & YOUNG LLP

Houston, Texas

June 24, 2013